Exhibit 10.28
MERS MIN: 8000101-0000000817-6
SECOND AMENDMENT TO LOAN AGREEMENT
This Second Amendment to Loan Agreement (the “Amendment”), dated as of June 9, 2005, is made by and among FIRST STATES INVESTORS 5200, LLC, a Delaware limited liability company (“Borrower”), GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (“GACC”) and BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation (“BSCMI”, together with GACC and their respective successors and assigns, collectively, “Lender”).
R E C I T A L S:
Borrower and Lender are parties to a Loan Agreement, dated as of March 4, 2005, as amended by that First Amendment to Loan Agreement, dated as of April 12, 2005 (as hereafter amended, supplemented or otherwise modified, the “Loan Agreement”), pursuant to which the Lender agreed, subject to the terms and conditions set forth in the Loan Agreement, to provide a series of two loan advances (each, an “Advance” and collectively, the “Loan”) as provided in the Loan Agreement. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement, as amended hereby.
NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, effective as of the date hereof.
Section 1.Prepayments.
1.1    The last sentence of Section 2.3.1(c) shall be amended to read, “At any time on or after the Prepayment Lockout Release Date, Borrower shall have the right to prepay the Principal Amount, in whole but not in part, at which time no Yield Maintenance Premium shall be due.”
1.2    Section 2.3.1(e) shall be amended to read, “On the date on which a prepayment, voluntary or mandatory, is made as required under this Agreement (the “Prepayment Date”), Borrower will pay to Lender an amount equal to the sum of (x) the entire outstanding Principal Amount or portion thereof required to be prepaid plus (y) the Breakage Costs, plus (z) an amount equal to the Yield Maintenance Premium on such prepayment; provided, however, that no Yield Maintenance Premium shall be due in connection with any prepayments made on or after the Prepayment Lockout Release Date. Notwithstanding the foregoing, other than following an Event of Default, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to Section 2.3.2(a).”
Section 2.    Clause (ii) of the first sentence of Section 2.6(f) shall be amended by deleting “A+” and “AA-” where each appear and inserting “AA” in each instance in lieu thereof.
Section 3.    A new Section 8.9 shall be inserted which shall read:

“Section 8.9 Release of Las Vegas Outparcel. Notwithstanding anything herein to the contrary, Borrower shall have the right to obtain a release of the Las Vegas Outparcel from the Lien of the Security Instrument at any time, provided that all of the following conditions are satisfied:
(a)    Borrower delivers a notice with respect to such release no less than five (5) Business Days prior to the proposed date of such release (the “Outparcel Release Date”).
(b)    The Las Vegas Outparcel shall only be conveyed to Bank of America, N.A.
(c)     Lender shall have received evidence reasonably acceptable to Lender that
(i)     subsequent to such release of the Las Vegas Outparcel, the legal parcel on which the remaining portion of the Las Vegas Property is located (the “Remaining Las Vegas Property”) shall be a parcel of Land subdivided pursuant to all applicable Legal Requirements affecting the Las Vegas Property, separate and distinct from the Las Vegas Outparcel, identified as a separate tax parcel and having direct access to a public road, such evidence to include, without limitation, a legal description and a survey of the legal parcel on which the remaining portion of the Las Vegas Property is located;
(ii)    to the extent any easements benefiting or burdening the Las Vegas Outparcel are necessary or appropriate for the use or operation of the Remaining Las Vegas Property, such easements shall have been granted or reserved prior to or at the time of the release of the Las Vegas Outparcel;
(iii)     the Remaining Las Vegas Property shall remain a legal parcel in compliance in all material respects with all Legal Requirements, zoning, subdivision, land use and other applicable laws and regulations; and
(iv)    any tax, bond or assessment that constitutes a Lien against the Las Vegas Property has (A) prior to the release of the Las Vegas Outparcel, been properly allocated between the Las Vegas Outparcel and the Remaining Las Vegas Property and (B) after the release, will be properly assessed against the Las Vegas Outparcel and the Remaining Las Vegas Property separately.
(d)    Lender shall have received such endorsements to the Title Policy (or substantially equivalent assurance) for the Remaining Las Vegas Property as Lender may reasonably require confirming continuing title insurance and that (i) the Security Instrument constitutes a first priority lien (subject to Permitted Encumbrances) on the Remaining Las Vegas Property after the consummation of the release and (ii) the release shall not result in the Remaining Las Vegas Property ceasing to comply in all material respects with all applicable Legal Requirements, zoning, land use and subdivision laws.
(e)    Borrower shall execute and deliver such other instruments, certificates and documentation as Lender and, if the Loan is the subject of a Securitization, the Rating Agencies shall reasonably request in order to preserve, confirm or secure the Liens and security granted to

Lender by the Loan Documents, including any amendments, modifications or supplements to any of the Loan Documents and partial release endorsements to the Title Policy.
(f)    Borrower shall pay all costs and expenses incurred in order to effectuate the release of the Las Vegas Outparcel (including, without limitation, survey expenses, title charges, recording and filing fees, if any, in connection therewith and all reasonable expenses of the Lender in connection therewith (including, without limitation, all reasonable legal fees and disbursements relative thereto)).
(g)    Upon satisfaction of the requirements contained in this Section 8.9, Borrower shall submit to Lender not less than one (1) Business Day prior to the Outparcel Release Date for execution and delivery by Lender, a release of Liens (and related Loan Documents) for the Las Vegas Outparcel in a form customary in the State of Nevada and otherwise reasonably satisfactory to Lender and all other documentation Lender reasonably requires to be delivered by Borrower in connection with the release of the Las Vegas Outparcel (collectively, “Las Vegas Release Instruments”) for execution by Lender together with an Officer’s Certificate certifying that (1) the Las Vegas Release Instruments are in compliance with all Legal Requirements, (2) the release to be effected will not violate the terms of this Agreement, and (3) the release to be effected will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents with respect to the Remaining Las Vegas Property or any other Individual Property.
Section 4.    The second sentence of Section 18.1.1 shall be amended to insert “, the Indemnity Guaranty” after the words “Recourse Guaranty.”
Section 5.    Section 1.1 shall be amended to reflect the following definitions:
5.1    The definition “Cure Event” shall be amended and restated to read as follows:
“Cure Event” shall mean the curing of any Lockbox Event by the Borrower which cure may occur solely and strictly in accordance with clauses (1) – (4) below:
(1)     if the Lockbox Event is the occurrence of an Event of Default (as described in clause (1) of the definition of Lockbox Event), then the Borrower may cure the Lockbox Event by curing the Event of Default in a manner which is accepted by the Lender (except notwithstanding the foregoing, no cure of a Lockbox Event which is an Event of Default shall be permitted hereunder if the Lender has accelerated the Maturity Date of the Loan, moved for the appointment of a receiver or commenced a foreclosure proceeding with respect to the Property);
(2)     if the Lockbox Event is an insolvency of the Manager (as described in clause (2) of the definition of Lockbox Event), then the Borrower may cure by appointing a Qualified Manager pursuant to a management agreement acceptable to the Lender by not later than sixty (60) days after the occurrence of such insolvency;

(3)     if the Lockbox Event is that the credit rating of Bank of America, N.A. by any of S&P, Fitch or Moody’s falls below “BBB” (or the equivalent), then such Lockbox Event shall be cured when such credit rating increases to “BBB” (or the equivalent); and
(4)     if the Lockbox Event is the ratio of Underwritten Net Cash Flow to debt service on the Loan falling below the required level (as described in clause (4) of the definition of Lockbox Event), then the Borrower may
(i)    cure such Lockbox Event on an immediate basis by posting with the Lender Cash or a Letter of Credit in an amount that if applied to repay the Loan would, based on the hypothetical reduced Principal Amount, cause the ratio of (x) Underwritten Net Cash Flow of the Individual Properties subject to the Liens of the Security Instrument on the date of such cure for the preceding six (6) months annualized to (y) the product of twelve (12) and either (a) during the period from the Closing Date through June 14, 2005, the interest payment due and payable on the next Payment Date or (b) commencing on June 15, 2005 and thereafter, the current Monthly Debt Service Payment Amount multiplied by the ratio of (1) the outstanding balance of the Loan less the outstanding balance of any Defeased Notes to (2) the outstanding balance of the Loan, to equal 1.15x as determined by Lender, or
(ii)     cure such Lockbox Event over time by achieving a ratio of (x) Underwritten Net Cash Flow of the Individual Properties subject to the Liens of the Security Instrument on the date of such cure for the applicable preceding six (6) months annualized to (y) the product of twelve (12) and either (a) during the period from the Closing Date through June 14, 2005, the interest payment due and payable on the next Payment Date or (b) commencing on June 15, 2005 and thereafter, the current Monthly Debt Service Payment Amount multiplied by the ratio of (1) the outstanding balance of the Loan less the outstanding balance of any Defeased Notes to (2) the outstanding balance of the Loan, to equal 1.15x as determined by Lender.”
5.2    The definition “Liquidated Damages Amount” shall be amended and restated to read as follows:
“Liquidated Damages Amount shall equal the Yield Maintenance Premium.”

5.3    The definition “Lockbox Event” shall be amended and restated to read as follows:
“Lockbox Event shall mean the event that shall be deemed to have occurred and be continuing if at any time any of the following events shall have occurred and shall not have been cured as permitted under the definition of Cure Event:
(1)     an Event of Default shall have occurred; or
(2)     if Manager shall make an assignment for the benefit of creditors or if a receiver, liquidator or trustee shall be appointed for Manager or if Manager shall be adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Manager, or if any proceeding for the dissolution or liquidation of Manager shall be instituted; or
(3)     the credit rating of Bank of America, N.A. by any of S&P, Fitch or Moody’s falls below “BBB” (or the equivalent); or
(4)     the ratio of (i) Underwritten Net Cash Flow of the Properties subject to the Liens of the Security Instruments for the preceding six (6) months annualized to (ii) the product of twelve (12) and either (1) during the period from the Closing Date through June 14, 2005, the interest payment due and payable on the next Payment Date or (2) commencing on June 15, 2005 and thereafter, the current Monthly Debt Service Payment Amount multiplied by the ratio of (a) the outstanding balance of the Loan less the outstanding balance of any Defeased Notes to (b) the outstanding balance of the Loan, falls below 1.10x as determined by Lender.”
5.4    The definition “Single Purpose Entity” shall be amended as follows:
(a)     Clause (xxi) of the definition of “Single Purpose Entity” shall be amended to insert the words “engaged in, sought or consented to” immediately after the words “has not” in the first sentence in which it appears.
(b)     Clause (11) of the definition of “Single Purpose Entity” shall be amended to delete the capitalized term “Business” and insert the word “business” in lieu thereof.
5.5    The definition “Yield Maintenance Premium” shall be amended and restated to read as follows:
“Yield Maintenance Premium shall mean an amount equal to the greater of (a) one percent (1%) of the outstanding balance of the Loan to be prepaid or satisfied and (b) the excess, if any, of (1) the product of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note, assuming that all remaining outstanding principal and interest on the Loan is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually) and (ii) the ratio in which (A) the numerator shall equal the principal amount being prepaid and (B) the denominator shall equal the outstanding principal balance of the Loan over (2) the principal amount being prepaid. For purposes of the calculation of the Yield Maintenance Premium due and payable in connection with a prepayment of the Loan at any time the Loan shall be accruing interest at a floating interest rate, such prepayment shall be deemed made on the first day on which the Loan accrues interest at a fixed interest rate (i.e. June 15, 2005); provided, however, that the Prepayment Rate used in such calculation shall be determined as of the date of prepayment.”
5.6    The definition “Las Vegas Outparcel” shall read as follows and be inserted in its proper alphabetical order:
“Las Vegas Outparcel shall mean that certain portion of the Las Vegas Property identified on Schedule II, as more particularly described on Schedule II-A attached hereto.”

5.7    The definition “Las Vegas Property” shall read as follows and be inserted in its proper alphabetical order:
“Las Vegas Property shall mean the Individual Property referred to on Schedule II attached hereto as ‘Las Vegas Operations Center’.”
5.8    The definition “Las Vegas Release Instruments” shall read as follows and be inserted in its proper alphabetical order:
“Las Vegas Release Instruments shall have the meaning set forth in Section 8.9 hereof.”
5.9    The definition “Outparcel Release Date” shall read as follows and be inserted in its proper alphabetical order:
“Outparcel Release Date shall have the meaning set forth in Section 8.9 hereof.”
5.10    The definition “Remaining Las Vegas Property” shall read as follows and be inserted in its proper alphabetical order:
“Remaining Las Vegas Property shall have the meaning set forth in Section 8.9 hereof.”
Section 6.    The proviso in the first sentence of Section 6.1.12 shall be amended by deleting the phrase “clause (x)” and inserting “Section 6.1.12” in lieu thereof.
Section 7.    The last sentence of Section 9.1(a)(i) shall be amended to delete the word “Event.”
Section 8.    The last two sentences of Section 9.1(a)(iii) shall be amended to read, “Such Successor Borrower shall assume the obligations under the Defeased Note(s) and the Defeasance Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay One Thousand and 00/100 Dollars ($1,000) to any such Successor Borrower as consideration for assuming the obligations under the Defeased Note(s) and the Defeasance Security Agreement.”
Section 9.    Section 9.1(a)(vii) shall be amended to add the following to the beginning of the sentence, “if only a portion of the Loan is the subject of the Defeasance, the…”
Section 10.    Effect Upon Loan Documents.
10.1    The Recitals set forth at the beginning of this Amendment are hereby incorporated into and made a part of the substantive provisions of this Amendment.
10.2    Except as specifically set forth herein, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. All references to “Loan Agreement” in the Loan Documents shall mean and refer to the Loan Agreement as modified and amended hereby.

10.3    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Documents, or any other document, instrument or agreement executed and/or delivered in connection therewith.
10.4    Pursuant to Section 19.12, but subject to the limitation set forth in Section 14.4, Borrower shall pay all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with this Amendment.
Section 11.    Governing Law. THIS AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PRINCIPLES.
Section 12.    Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

LENDER

GERMAN AMERICAN CAPITAL
CORPORATION, a Maryland corporation

By: /s/ Christopher Tognola
Name: Christopher Tognola
Title: Vice President

By: /s/ Thomas R. Traynor
Name: Thomas R. Traynor
Title: Authorized Signatory

BEAR STEARNS COMMERCIAL
MORTGAGE, INC., a New York corporation

By: /s/ Jeffrey N. Lavine
Name: Jeffrey N. Lavine
Title: Senior Managing Director

BORROWER:

FIRST STATES INVESTORS 5200, LLC, a
Delaware limited liability company

By: /s/ Sonya A. Huffman
Name: Sonya A. Huffman
Title: Vice President

Schedule II-A

Legal Description of Las Vegas Outparcel

Legal Description

That land situated in the County of Clark, State of Nevada, more particularly described as follows:

That portion of the Northeast quarter (NE 1/4) of Section 6, Township 21 South, Range 62 East, M.D.M, described as follows:

Commencing at the Northeast corner of said Section 6; thence South 01°30’48” East, along the East line of the Northeast quarter (NE 1/4) of Section 6, a distance of 84.04 feet; thence South 88°29’12” West, a distance of 30.00 feet to a point in the Wet line of Broadalbin Drive to the point of beginning; thence South 01°30’48” East, a distance of 261.8 feet; thence North 89°51’56” West, a distance of 251.66 feet; thence North 00°45’19” West, a distance of 62.47 feet; thence North 89°55’44” West, a distance of 37.51 feet; thence North 00°50’51” West, a distance of 220.69 feet to the South right of way line Charleston Boulevard; thence North 89°30’02” East along said right of way a distance of 261.14 feet to a curve concave to the Southwest having a 25 foot radius; thence Southeasterly along said curve an arc distance of 38.83 feet, with a chord bearing of South 46°00’23” East, which is the point of beginning.